UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2021

Ouster, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39463	86-2528989
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Treat Avenue San Francisco, California	94110
(Address of principal executive offices)	(Zip Code)

(415) 949-0108

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	OUST	New York Stock Exchange
Warrants to purchase common stock	OUST WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On October 5, 2021 (the “Agreement Date”), Ouster, Inc., a Delaware corporation (“Ouster”), Sparrow Acquisition Sub., Inc., a Delaware corporation and wholly owned subsidiary of Ouster (“Merger Sub”), Sense Photonics, Inc., a Delaware corporation (“Sense”), and Fortis Advisors LLC, solely in its capacity as the representative of securityholders of Sense (“Holders’ Agent”), entered into an Agreement and Plan of Merger and Plan of Reorganization (the “Merger Agreement”), pursuant to which, and subject to the terms and conditions set forth in the Merger Agreement, Merger Sub has agreed to merge with and into Sense (the “Merger”), with Sense surviving the Merger as a wholly owned subsidiary of Ouster.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the holders of Sense capital stock, options that will not be assumed by Ouster in the Merger, warrants and convertible notes are collectively entitled to receive Ouster common stock priced at $10.01 per share and, with respect to such unassumed options, cash, for an aggregate value of $105 million, subject to adjustments for net working capital, unpaid indebtedness, unpaid transaction expenses, the amount of an expense fund for the Holders’ Agent and the aggregate exercise price of Sense options that will be assumed by Ouster in the Merger. Following such adjustments, which will not be determined until the closing and which are subject to post-closing purchase price adjustments, Ouster currently expects to issue approximately 9.5 million shares of Ouster common stock, inclusive of approximately 0.5 million shares underlying assumed vested options and approximately 1.6 million shares which will initially be held back at the closing by Ouster for purposes of satisfying any post-closing purchase price adjustments and indemnification claims under the Merger Agreement, and with respect to unassumed options, pay an immaterial amount of cash at the closing. Such shares held back will be released to applicable former Sense securityholders along with the applicable portion of any remaining amount in the expense fund for the Holders’ Agent, subject to adjustments in accordance with the Merger Agreement, approximately 18 months after the closing of the Merger. Shares of Ouster common stock issued in connection with the Merger will be subject to a 180-day lock-up from the closing date prohibiting any transfer of such shares (with certain exceptions). The merger consideration will be issued in a private placement pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act.

Under the Merger Agreement, Ouster and Sense have also agreed to issue, immediately prior to the closing of the Merger, Sense restricted stock units to Sense employees that will continue to be employed by Ouster or a subsidiary following the Merger, which restricted stock units will be assumed by Ouster in the Merger and total in the aggregate approximately 4.8 million Ouster restricted stock units assuming all such Sense employees continue employment with Ouster.

The completion of the Merger is subject to customary conditions, including, among others: (a) the adoption of the Merger Agreement and approval of the Merger by Sense stockholders; (b) the absence of any legal order that has the effect of enjoining or otherwise making illegal the consummation of the Merger; (c) subject to certain exceptions, the accuracy of the representations and warranties of the other party and performance by each party in all material respects of its obligations under the Merger Agreement; (d) the absence of a material adverse effect on Sense that is continuing; and (e) retention through the closing of the Merger of a certain percentage of Sense employees selected by Ouster.

The Merger Agreement includes customary representations and warranties of Ouster and Sense, as well as customary covenants and additional agreements, including with respect to the conduct of Sense’s business during the interim period between the execution of the Merger Agreement and the Effective Time. The Merger Agreement includes indemnification provisions whereby certain securityholders of Sense will indemnify Ouster for losses arising out of, among other things, inaccuracies in, or breaches of, the representations, warranties and covenants of Sense, pre-closing taxes of Sense and matters relating to claims by holders or former holders of Sense equity, subject to certain caps, deductibles and other limitations and obligations.

The Merger Agreement contains certain termination rights, including, among others, the right to terminate the Merger Agreement (i) by mutual written consent of Ouster and Sense and (ii) by Ouster or Sense if the Merger has not been consummated by the date that is 90 days after the signing of the Merger Agreement, subject to limited exceptions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each party in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in parties’ public disclosures. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about the parties.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1(1)	Agreement and Plan of Merger and Plan of Reorganization, dated as of October 5, 2021, by and among Ouster, Inc., Sparrow Acquisition Sub., Inc., Sense Photonics, Inc., and Fortis Advisors LLC, solely in its capacity as Holders’ Agent

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

(1)

The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Ouster agrees to furnish copies of any of such exhibits or schedules to the SEC upon request; provided, however, that Ouster may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ouster, Inc.

Date: October 5, 2021	By:	/s/ Anna Brunelle
	Name:	Anna Brunelle
	Title:	Chief Financial Officer